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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT




Baker Hughes Incorporated:

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-16094 on Form S-4, in Post-Effective Amendment Nos. 1 and 2 to Registration Statement No. 33-14803 on Form S-8, in Registration Statement No. 33-39445 on Form S-8, in Registration Statement No. 33-61304 on Form S-3, in Amendment No. 1 to Registration Statement No. 33-61304 on Form S-3, in Registration Statement No. 33-52195 on Form S-8, in Registration Statement No. 33-57759 on Form S-8, in Registration Statement No. 33-63375 on Form S-3, in Registration Statement No. 333-19771 on Form S-8, in Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-28123 on Form S-4, in Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-29027 on Form S-4, in Registration Statement No. 333-49327 on Form S-8, in Registration Statement No. 333-61065 on Form S-8, in Registration Statement No. 333-62205 on Form S-8, in Registration Statement No. 333-74897 on Form S-8, in Registration Statement No. 333-81463 on Form S-8, and in Post-Effective Amendment No. 1 to Registration Statement No. 333-76183 on Form S-4 of our report dated February 16, 2000 (which expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement of the Company's consolidated statement of financial position as of December 31, 1998 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1998, the three month period ended December 31, 1997, and the year ended September 30, 1997, and to a change in its method of accounting for impairment of long-lived assets to be disposed of effective October 1, 1996 to conform with Statement of Financial Accounting Standards No. 121) appearing in this Annual Report on Form 10-K of Baker Hughes Incorporated for the year ended December 31, 1999.




/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 16, 2000